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                                                                    EXHIBIT 99.9

                             CONSENT OF PERSON NAMED
                          AS ABOUT TO BECOME A DIRECTOR


         Pursuant to Rule 438 promulgated under the Securities Act of 1933, as amended, I Massimo Prelz Oltramonti, hereby consent to be named as a person about to become a director of World Access, Inc. in the Registration Statement on Form S-4 (File No. 333-89479) of World Access, Inc.


                                            /s/ Massimo Prelz Oltramonti
                                            -----------------------------
                                            Massimo Prelz Oltramonti

Dated:  November 4, 1999